Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mobile-Health Network Solutions

We hereby consent to the incorporation by reference of our report in this Amendment No.3 to the Form F-1 of Mobile-Health Network Solutions (the “Company”), to be filed on or about April 23, 2026, of our report dated October 27, 2023 and March 6, 2024, with respect to our audit of the Company’s consolidated financial statements as of June 30, 2023, and 2022 and for the years then ended.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

April 23, 2026